Exhibit 99.1

Ingevity to acquire leading pavement marking materials business, Ozark Materials

NORTH CHARLESTON, S.C., August 2, 2022 – Ingevity Corporation (NYSE:NGVT) today announced it has reached an agreement to acquire privately-owned Ozark Materials, LLC and Ozark Logistics, LLC (“Ozark Materials”) in an all-cash transaction valued at $325 million. The acquisition is subject to regulatory approval and other customary closing conditions, and Ingevity expects to close on the transaction by early Q4 2022.

Ozark Materials, LLC is a leading producer of pavement marking materials, including thermoplastic pavement markings, waterborne traffic paints, and preformed thermoplastics. The company supplies specialty materials for roadway applications throughout the United States and Canada, for a customer base that includes state departments of transportation, civil and highway contractors, cities, universities and airports. Ozark Logistics, LLC is a logistics provider operating a dedicated fleet of vehicles located in five states across the United States to serve customers with best-in-class shipping times. Ozark Materials is headquartered in Greenville, Alabama, and operates through four manufacturing locations and a distribution center.

Ingevity anticipates that Ozark Materials will generate revenues of approximately $150 million and EBITDA margins of approximately 20% during calendar 2023 and expects the acquisition to be immediately accretive to Ingevity’s earnings per share. Ingevity will include the business in the company’s Performance Chemicals segment.

“Today’s announcement represents an important step for Ingevity, strengthening our pavement technologies business while moving us one step downstream where we can better serve our end customers,” said John Fortson, Ingevity president and CEO. “Ozark Materials has established itself as a leading player within the pavement marking materials industry, which is expected to continue to benefit from several macro-level tailwinds, including increased infrastructure spending and the need for more road markings to support autonomous vehicles.”

“Ozark Materials’ history of new product development and commitment to superior customer service aligns perfectly with our ‘Ingevity 2.0’ approach to customer-driven innovation,” said Rich White, senior vice president, Performance Chemicals, and president, Industrial Specialties and Pavement Technologies. “We are excited to welcome Ozark Materials’ employees to Ingevity and look forward to working together as we continue providing best-in-class service for our customers.”

Ingevity: Purify, Protect and Enhance

Ingevity provides products and technologies that purify, protect and enhance the world around us. Through a team of talented and experienced people, we develop, manufacture and bring to market solutions that help customers solve complex problems and make the world more sustainable. We operate in two reporting segments: Performance Chemicals, which includes specialty chemicals and engineered polymers, and Performance Materials, which includes high-performance activated carbon. These products are used in a variety of demanding applications, including asphalt paving, oil exploration and production, agrochemicals, adhesives, lubricants, publication inks, coatings, elastomers, bioplastics and automotive components that reduce gasoline vapor emissions. Headquartered in North Charleston, South Carolina, Ingevity operates from 25 locations around the world and employs approximately 1,850 people. The company is traded on the New York Stock Exchange (NYSE:NGVT). For more information visit www.ingevity.com.

About Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements generally include the words “will,” “plans,” “intends,” “targets,” “expects,” “outlook,” “believes,” “anticipates” or similar expressions. Forward-looking statements may include, without limitation, the potential benefits of the acquisition of Ozark Materials, LLC and Ozark Logistics, LLC (the “acquisition”); the anticipated timing of the closing of the acquisition; expected financial positions, guidance, results of operations and cash flows; financing plans; business strategies and expectations; operating plans; impact of COVID-19; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost-reduction initiatives, plans and objectives; litigation related strategies and outcomes; and markets for securities. Actual results could differ materially from the views expressed. Factors that could cause actual results to materially differ from those contained in the forward-looking statements, or that could cause other forward-looking statements to prove incorrect, include, without limitation, risks related to the satisfaction of the conditions to closing the acquisition (including the failure to obtain necessary regulatory approval) in the anticipated timeframe or at all; risks that the expected benefits from the proposed acquisition will not be realized or will not be realized within the expected time period; the risk that the businesses will not be integrated successfully; significant transaction costs; unknown or understated liabilities; adverse effects from the COVID-19 pandemic; adverse effects from general global economic, geopolitical and financial conditions beyond our control, including inflation and war in Ukraine; risks related to our international sales and operations; adverse conditions in the automotive market; competition from substitute products, new technologies and new or emerging competitors; worldwide air quality standards; a decrease in government infrastructure spending; adverse conditions in cyclical end markets; the limited supply of or lack of access to sufficient crude tall oil and other raw materials; integration of future acquisitions; the provision of services by third parties at several facilities; supply chain disruptions; natural disasters and extreme weather events; or other unanticipated problems such as labor difficulties (including work stoppages), equipment failure or unscheduled maintenance and repair; attracting and retaining key personnel; dependence on certain large customers; legal actions associated with our intellectual property rights; protection of our intellectual property and other proprietary information; information technology security breaches and other disruptions; complications with designing or implementing our new enterprise resource planning system; government policies and regulations, including, but not limited to, those affecting the environment, climate change, tax policies, tariffs and the chemicals industry; and losses due to lawsuits arising out of environmental damage or personal injuries associated with chemical or other manufacturing processes, and the other factors detailed from time to time in the reports we file with the SEC, including those described in Part I, Item 1A. Risk Factors in our 2021 Annual Report on Form 10-K as well as in our other filings with the SEC. These forward-looking statements speak only to management’s beliefs as of the date of this press release. Ingevity assumes no obligation to provide any revisions to, or update, any projections and forward-looking statements contained in this press release.